UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BROOKFIELD BUSINESS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

73 Front Street, 5th Floor Hamilton, Bermuda	HM 12
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Limited Partnership Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-207621

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.         Description of Registrant’s Securities to be Registered.

For a description of the limited partnership units (the “Units”), of Brookfield Business Partners L.P. (the “Registrant”) to be registered hereunder, reference is made to the information set forth under the caption “Description of our Units and our Limited Partnership Agreement” in the Registrant’s registration statement on Form F-1 (File No. 333-207621), originally filed with the Securities and Exchange Commission on October 27, 2015, as amended thereafter, which information is incorporated by reference herein.

Item 2.         Exhibits.

Under the Instructions as to Exhibits in Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BROOKFIELD BUSINESS PARTNERS L.P. by its general partner, 1922859 ALBERTA ULC
(Registrant)

Date: May 13, 2016	By:	/s/ A.J. SILBER
Name: A.J. Silber
Title: Director

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